UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, the Compensation Committee of the Company's Board of Directors approved the 2006 Q3 and Q4 Executive Incentive Compensation Plan for Tom A. Vadnais, president of ValueClick U.S. Mr. Vadnais is eligible for quarterly payments of up to $60,000 upon the achievement of certain revenue and earnings targets for the third and fourth quarters of 2006.

Further, on July 28, 2006 the Compensation Committee of the Company's Board of Directors approved the 2006 Q3 and Q4 and Full Year 2006 Executive Incentive Compensation Plan for Carl White, chief executive officer of ValueClick Europe. Mr. White is eligible for quarterly payments of up to £20,000 and an additional annual payment of up to £20,000 upon the achievement of certain revenue and earnings targets for the respective periods.

Exhibit 99.1 summarizes these Executive Incentive Compensation Plans approved on July 28, 2006.

On July 28, 2006, the Company's Board of Directors approved an increase in the annual cash compensation to be paid for the role of Chairman of the Company's Audit Committee of the Board of Directors from $10,000 to $20,000. This new rate is effective July 28, 2006.

Exhibit 99.3 summarizes the annual cash compensation for members of the Company's Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2006, the Company issued a press release announcing the promotion of Carl White from chief operating officer of ValueClick Europe to chief executive officer of ValueClick Europe, effective immediately. Mr. White, 41, will continue to oversee all of ValueClick's European businesses of Media, Affiliate Marketing, Technology and Comparison Shopping. Mr. White will also continue to report to the Company's chairman and chief executive officer, James R. Zarley. Prior to joining ValueClick in October 2001, Mr. White served as the chief operating officer of 24/7 Europe and was responsible for media and technology businesses in thirteen countries. Prior to that, Mr. White worked as a publisher for BBC Worldwide, running commercial and editorial teams across a number of magazine titles and multimedia projects. Mr. White also has senior sales management experience from Gruner and Jahr, Media Week and Centaur Communications.

Mr. White is employed by the Company at-will. In connection with Mr. White's promotion as described above, his annual salary increased from £140,000 to £160,000 effective August 1, 2006. His compensation package also includes a standard benefits package and current eligibility for annual incentive compensation related to 2006 of up to £88,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 - Executive Incentive Compensation Plans approved on July 28, 2006.

99.2 - Press release dated August 3, 2006 announcing the promotion of Carl White.

99.3 - Board of Directors Compensation Arrangement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

August 3, 2006	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Executive Incentive Compensation Plans approved on July 28, 2006.
99.2	Press release dated August 3, 2006 announcing the promotion of Carl White.
99.3	Board of Directors Compensation Arrangement